UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

MeridianLink, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40680	33-0849406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 Sunflower Avenue, #200
Costa Mesa, CA 92626
(Address of principal executive offices and Zip Code)
(714) 708-6950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MLNK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2021, MeridianLink, Inc. (the “Company”) entered into a Credit Agreement (the “Agreement”), among the Company, Bank of America, N.A., as administrative agent and collateral agent, and Bank of America, N.A., Credit Suisse Loan Funding LLC, Barclays Bank PLC, Citibank, N.A., and Golub Capital LLC, as joint bookrunners and joint lead arrangers. The Agreement consists of (i) a multi-currency, revolving credit facility in an aggregate principal amount of $50.0 million (inclusive of a $10.0 million letter of credit subfacility) (the “Revolving Credit Facility”), pursuant to which the lenders thereunder have agreed to make revolving loans available to the Company from time to time and (ii) a term loan B in an aggregate principal amount of $435.0 million (the “Initial Term Loan”). The Company borrowed the full amount of the Initial Term Loan in connection with the closing of the transactions contemplated by the Agreement and used the proceeds from such borrowing to terminate and pay all outstanding amounts due and payable under the Company’s senior secured first lien credit facility provided by Antares Capital Corporation, as administrative agent and collateral agent, plus certain fees and expenses incurred by the Company in connection with the Agreement. The commitments under the Revolving Credit Facility are scheduled to terminate on November 10, 2026 (the “Revolving Credit Facility Termination Date”). All borrowings and amounts outstanding under the Revolving Credit Facility are scheduled to mature on the Revolving Credit Facility Termination Date. The Initial Term Loan is scheduled to mature on November 10, 2028.

The Initial Term Loan was designated by the Company as an “Eurocurrency Borrowing” from November 10, 2021 through December 31, 2021. From November 10, 2021 through December 31, 2021, the Initial Term Loan will bear interest at a variable rate equal to LIBOR plus an initial margin of 3.00%. Thereafter, the margin may vary based on the Company’s Consolidated First Lien Net Leverage Ratio (as defined in the Agreement). Borrowings under the Revolving Credit Facility (each a “Revolving Borrowing”) will bear interest, at the election of the Company, at a rate equal to (x) Base Rate (as defined in the Agreement) or (y) the Adjusted Eurocurrency Rate (as defined in the Agreement), plus, in each case, the Applicable Rate (as defined in the Agreement), which shall vary based on the Company’s Consolidated First Lien Net Leverage Ratio (as defined in the Agreement).

For so long as the Initial Term Loan is a “Eurocurrency Borrowing” and for each Revolving Borrowing that is a “Eurocurrency Borrowing,” interest is payable on the last day of the applicable Interest Period (as defined in the Agreement) and, in the case of any Interest Period longer than three months, on each successive date three months after the first day of such Interest Period. To the extent the Initial Term Loan is converted to, or any Revolving Borrowing is, a “Base Rate Loan” (as defined in the Agreement), interest will accrue at a rate equal to the Base Rate (as defined in the Agreement) plus the then Applicable Rate (as defined in the Agreement) based on the Company’s Consolidated First Lien Net Leverage Ratio and shall be payable quarterly in arrears.

The obligations under the Agreement are secured by a lien on substantially all tangible and intangible property of the Company and the Company’s material domestic subsidiaries and by a pledge by the Company and its material domestic subsidiaries of 65% of the equity of their direct foreign subsidiaries, subject to customary exceptions, limitations and exclusions from the collateral.

The Agreement contains customary affirmative covenants, negative covenants and events of default, as set forth in the Agreement, including covenants and restrictions that, among other things, require the Company and its subsidiaries to satisfy a financial covenant (to the extent then in effect), and restricts or limits the ability of the Company and its subsidiaries to grant or incur liens, incur additional indebtedness, enter into joint ventures or partnerships, engage in mergers and acquisitions, engage in asset sales and declare dividends on its capital stock, subject in each case to certain customary exceptions. A failure to comply with these covenants could permit the applicable Lenders (as defined in the Agreement) under the Agreement to declare the Initial Term Loan, and any then outstanding Revolving Borrowings, together with accrued interest and fees thereon, to be immediately due and payable.

The foregoing description of the material terms of the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Agreement, which is filed as Exhibit 10.1 with this current report on Form 8-K .

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this current report on Form 8-K is incorporated by reference as if fully set forth herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is incorporated by reference as if fully set forth herein.

Item 7.01 Regulation FD Disclosure.

On November 10, 2021, the Company issued a press release announcing that it had entered into the Agreement. A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Credit Agreement, dated as of November 10, 2021, by and among MeridianLink, Inc., ML California Sub, Inc, the other lenders party thereto, and Bank of America, N.A.

99.1	Press Release dated November 10, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIANLINK, INC.
Date: November 10, 2021
	By:	/s/ Chad Martin
Chad Martin
Chief Financial Officer